Exhibit 99.1

[GRAPHIC OMITED]

PRESS RELEASE

Contact:  Steve Solomon                           Ed Lewis
          Citadel Security Software Inc.          CEOcast, Inc.
          (214) 750-2454                          (212) 732-4300 x222
          ssolomon@citadel.com


          CITADEL SECURITY SOFTWARE REPORTS FIRST QUARTER 2004 RESULTS

    Company Reports $2.3 Million in Quarterly Revenue; Citadel Reiterates 2004
                               Full-year Guidance

DALLAS, TX -MAY 6, 2004--Citadel Security Software Inc. (NASDAQ:CDSS), a leader in full lifecycle vulnerability management and policy enforcement solutions through its automated vulnerability remediation (AVR) technology, today announced financial results for its first quarter ended March 31, 2004. First quarter 2004 revenue was $2,322,000, an increase of 748% versus $274,000 for the first quarter of 2003. The increase was principally a result of higher revenue from licensing of Hercules(R), Citadel's Automated Vulnerability Remediation technology and a follow on order from the Department of Veteran Affairs. After giving effect for the preferred stock dividends, the net loss to common shareholders for the first quarter of 2004 was $1,721,000 or $0.06 loss per share versus the net loss to common shareholders of $1,238,000 or $0.07 loss per share for the first quarter of 2003.

"Our government customers continue to show confidence in our Hercules AVR technology as the Department of Veteran Affairs expanded their enterprise license to cover their worldwide network," said Steve Solomon, Citadel's CEO. "We have accomplished a lot in a short period of time. During the first quarter, we continued to build our infrastructure to support commercial initiatives in the


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second half of the year. We continue to make inroads into the federal government space and see strong demand from the commercial sector for vulnerability management solutions."

"The increase in Internet worms, such as Sasser, creates the need for solutions like Hercules that quickly fix vulnerabilities these types of cyber threats exploit. We're excited about the upcoming delivery of new patent-pending technology which will extend our ability to address additional security issues," continued Mr. Solomon. "Hercules version 2.2, which we launched last quarter, has been very well received. However, the upcoming release represents the next generation vulnerability management solution that coupled with our new technology we will further extend our leadership position and provide a catalyst for future revenue."

The Company closed a $15 million round of financing from Satellite Strategic Finance Associates, LLC, a private investment fund in February 2004 through the issuance of 15,000 shares of Series A Convertible Preferred Stock with a dividend rate of 5% payable in cash or 6% if payable in common stock. The Company ended the first quarter with nearly $14 million in cash and cash equivalents, current accounts receivable of $4 million, net working capital of nearly $13 million and stockholders' equity of nearly $17 million.

"The financing strengthens our balance sheet so that we can continue to make investments in advancing our AVR technology to build full lifecycle vulnerability management products with a broad range of features, functions and platform support," said Mr. Solomon. "Hercules became the first AVR product that passed Common Criteria EAL3 level testing in March 2004, further demonstrating our commitment to quality and excellence in the design of security software solutions that reduce time and costs for our government and commercial customers. We believe this will further improve our competitive position in the market."

Accomplishments during and since the quarter ended March 31, 2004:

     - Based on the success of the Hercules rollout, the Company received a follow on order from the Department of Veteran Affairs to expand its enterprise license to cover its networks


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          worldwide for approximately $2.4 million of which $1.8 million is license revenue and the balance is support services.

     - Customer support and services revenues grew by nearly 500% over the first quarter of 2003 to $502,000 demonstrating growth in the installed customer base.

     - Seasoned sales, marketing and development professionals have been added to the team with the appointments of David Donovan, VP Public Sector, Terry Mahoney, VP East Sales Region, Paul Golitz, VP Central Sales Region, Frank Reina, VP West Sales Region, David Helffrich, VP Engineering, Mike Jones, VP Marketing, Michael Hall, VP Business Development and Craig Deangelis, VP Professional Services. Total employees grew to 110 at March 31, 2004.

     - The balance sheet has been strengthened further since year end 2003 through the receipt of $15 million of cash in exchange for preferred stock and warrants. The Company is using the proceeds to increase the investment in personnel and infrastructure to achieve its revenue and earnings targets for 2004 and beyond.

     - The Company received a commitment and executed a loan agreement for $3.5 million in lines of credit from a bank to fund the capital expenditures at interest rates below those offered by traditional equipment leasing companies. These credit facilities will support the acceleration of growth in infrastructure planned for 2004.

     - New product development. The Company released Hercules version 2.2 and began development on the next release of Hercules scheduled for delivery this quarter. In addition, Citadel will deliver new patent pending technology that will help IT administrators further secure their networks from the latest growing source of cyber threats.

Business Outlook: The Company reiterated its expectation to report 2004 revenues of between $18,500,000 and $21,000,000 and expects pre-tax operating income between $700,000 and $1,000,000, depending upon the level of new investment made on infrastructure. The company expects to have approximately 150 employees by year end 2004 and be fully staffed in all disciplines going into 2005. The company does not expect to provide quarterly guidance as revenues are still expected to be concentrated in several large transactions and, therefore, the


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timing of the revenue could be difficult to forecast on a quarterly basis. To support market demand the hiring of new employees has and is expected to continue to precede the timing of orders; therefore, it is likely that expenses will grow faster in the first half of the year than in the second half of 2004.

Mr. Solomon and Richard Connelly, CFO will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call 800-901-5259 when calling within the United States or 617-786-4514 when calling internationally. Please reference participant passcode number 90971911. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website or by going directly to http://www.Citadel.com/1qwebcast/ and via replay beginning two hours after the
---------------------------------
completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).


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
                                FINANCIAL TABLES

                         CITADEL SECURITY SOFTWARE INC.
                                 BALANCE SHEETS

                                                                     March 31,
                                                                       2004       December 31,
                                                                    (unaudited)       2003
                                                                  --------------  ------------
                            ASSETS
                            ------
CURRENT ASSETS
   Cash and cash equivalents                                      $  13,973,407   $  5,092,161
   Accounts receivable - trade,
     less allowance of $103,066 and $78,500                           4,019,718      1,699,154
   Prepaid expenses and other current assets                            441,412        214,655
                                                                  -------------   ------------
   Total current assets                                              18,434,537      7,005,970


PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $1,316,683 and $1,213,427                          1,144,039        635,748
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
   accumulated amortization of $3,335,104 and $3,145,138              2,830,460      2,075,169
OTHER ASSETS                                                             38,445         17,243
                                                                  -------------   ------------
TOTAL ASSETS                                                      $  22,447,481   $  9,734,130
                                                                  =============   ============

          LIABILITIES AND STOCKHOLDERS' EQUITY
          -------------------------------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses                           $  1,535,831   $  1,372,826
   Accrued compensation and payroll taxes                             1,001,055        768,445
   Preferred dividend payable                                           102,439             -
   Deferred revenue                                                   2,890,081      2,805,195
   Advances payable to related party                                        868         16,903
                                                                    -----------   ------------
   Total current liabilities                                          5,530,274      4,963,369

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK - $1,000 stated value,
   1,000,000 shares authorized; 15,000 shares issued                 10,517,221             -
COMMON STOCK - $0.01 par value; 50,000,000 shares authorized;
   29,438,005 and 27,830,511 shares issued                              294,380        278,305
ADDITIONAL PAID-IN CAPITAL                                           44,412,796     41,109,824
ACCUMULATED DEFICIT                                                 (38,307,190)   (36,617,368)
                                                                    -----------   ------------
TOTAL STOCKHOLDERS' EQUITY                                           16,917,207     4,770,761
                                                                    -----------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 22,447,481   $  9,734,130
                                                                   ============   ============


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
                         CITADEL SECURITY SOFTWARE INC.
                       UNAUDITED STATEMENTS OF OPERATIONS


                                                               Three Months Ended
                                                                    March 31,
                                                       -----------------------------
                                                            2004             2003
                                                       -------------    ------------
Revenue
   License fees                                         $  1,819,835    $    187,598
   Customer support and services                             502,280          86,332
                                                        ------------    ------------
   Total revenue                                           2,322,115         273,930

Costs of revenue
   Software amortization                                     189,966          46,446
   Customer support and services costs                       302,665          21,787
   Shipping and other costs                                    4,865             567
                                                        ------------    ------------
   Total costs of revenue                                    497,496          68,800

Operating expenses
   Selling, general and administrative expense             2,941,464       1,285,645
   Product development expense                               390,165          65,705
   Depreciation expense                                      103,256          38,044
                                                        ------------    ------------
   Total operating expenses                                3,434,885       1,389,394
                                                        ------------    ------------
Operating loss                                            (1,610,266)     (1,184,264)

Interest expense                                              (6,954)        (53,418)
Interest and other income                                     29,837              -
                                                        ------------     -----------
Loss before income taxes                                  (1,587,383)     (1,237,682)
Provision for income taxes                                        -               -
                                                        ------------    ------------
Net loss                                                  (1,587,383)     (1,237,682)
Preferred stock dividends accrued                           (102,439)             -
Accretion of beneficial conversion feature
   of preferred stock                                        (30,771)             -
                                                        ------------    ------------
Net loss to common shareholders                         $ (1,720,593)   $ (1,237,682)
                                                        ============    ============
Weighted average common shares outstanding
   - basic and diluted                                    28,421,686      18,300,438
                                                        ============    ============
Net loss to common shareholders per share
   - basic and diluted                                 $      (0.06)   $      (0.07)
                                                        ============    ============


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
                         CITADEL SECURITY SOFTWARE INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                               Three Months Ended
                                                                    March 31,
                                                           --------------------------
                                                               2004          2003
                                                           ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $(1,587,383) $ (1,237,682)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation and amortization                           293,222        84,489
        Provision for returns, allowances and bad debts          24,566         1,702
        Amortization of debt discount                                -         35,083
        Warrants issued for services                                 -         23,600
   Changes in operating assets and liabilities
        Accounts receivable                                  (2,345,130)       33,488
        Prepaid expenses and other current assets              (226,757)      (71,027)
        Other assets                                            (21,202)           -
        Accounts payable and accrued expenses                   163,005       127,370
        Accrued compensation and payroll taxes                  232,610      (141,970)
        Deferred revenue                                         84,886       (11,356)
                                                           ------------  ------------
NET CASH USED BY OPERATING ACTIVITIES                        (3,382,183)   (1,156,303)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                         (611,547)      (56,176)
   Capitalized software development costs                      (945,257)     (486,266)
   Payment received on note receivable                               -        201,000
                                                           ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES                        (1,556,804)     (341,442)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net proceeds from issuance of preferred stock             13,797,283            -
   Net proceeds from issuance of common stock                        -      2,397,467
   Proceeds of notes and advances from
     related parties                                                 -        141,445
   Payments of notes and advances from
     related parties                                            (16,035)     (705,000)
     Payments of notes payable                                       -       (225,000)
   Proceeds from the exercise of stock options                   38,985            -
                                                           ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                    13,820,233     1,608,912
                                                           ------------  ------------
   Net increase in cash and cash equivalents                  8,881,246       111,167
   Cash and cash equivalents at the beginning
     of the period                                            5,092,161        12,829
                                                           ------------  ------------
   Cash and cash equivalents at the end of the period      $ 13,973,407  $    123,996
                                                           ============  ============

Non cash financing items:
   Preferred stock dividend accrued                        $    102,439  $         -
                                                           ============  ============
   Beneficial conversion feature of
     convertible preferred stock                           $    984,649  $         -
                                                           ============  ============
   Accretion of beneficial conversion feature
     of convertible preferred stock                        $     30,771  $         -
                                                           ============  ============
   Fair value of warrants issued in connection with
     sale of preferred stock                               $  2,326,184  $         -
                                                           ============  ============

   Exercise of exchange right                              $     15,000  $         -
                                                           ============  ============

   Exercise of stock options in exchange for note payable
     plus accrued interest due former director             $         -   $    276,000
                                                           ============  ============


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About Citadel
Citadel Security Software Inc., a leader in full lifecycle vulnerability management solutions powered by AVR technology, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending, Common Criteria EAL 3 certified Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as FISMA, HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact the company at (214) 520-9292.

Safe Harbor/Forward-looking Statements:

This press release contains forward looking statements that are subject to risks and uncertainties, including the current economic and geopolitical environment, the current information technology spending trend, the uncertainty of funding of government information technology security projects, a lack of Citadel operating history, uncertainty of product acceptance, uncertainty of ability to compete effectively in a new market and the uncertainty of profitability and cash flow of Citadel, competition, intellectual property rights and dependence on key personnel. These risks and uncertainties may cause actual outcomes and results to differ materially from expectations in this press release. These and other risks are detailed in Citadel's annual report on Form 10-KSB filed for the year ended December 31, 2003.

Editors Note: Citadel is a trademark and Hercules is a registered trademark of Citadel Security Software.


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